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                                                                    EXHIBIT 10.8

                         HOSPITALITY PROPERTIES TRUST

                       1995 INCENTIVE SHARE AWARD PLAN


        Hospitality Properties Trust (the "Company") hereby adopts the Hospitality Properties Trust 1995 Incentive Share Award Plan (the "Plan"), effective as of the date described in Section IX.

I.  PURPOSE

        The Plan is intended to advance the interests of the Company by providing a means of rewarding selected officers and Trustees of the Company, its investment advisor, and others rendering valuable services to the Company, through grants of the Company's Common Stock.


                               II.  DEFINITIONS

        Terms that are capitalized in the text of the Plan have the meanings set forth below:

        (a) "Advisor" means the person or entity serving as investment advisor to the Company.

        (b)  "Board" means the Board of Trustees of the Company.

        (c) "Committee" means the committee appointed by the Board of Trustees of the Company to administer the Plan, pursuant to Article V.

        (d) "Company" means Hospitality Properties Trust, a Maryland real estate investment Trust.

        (e)  "Trustee" means a member of the Board of Trustees of the Company.

        (f) "Independent Trustee" means a Trustee who (i) is neither an employee of the Company nor a shareholder or other affiliate of the Advisor, and (ii) otherwise satisfies the criteria established for Independent Trustees under the Company's Declaration of Trust, as from time to time amended.

        (g) "Key Person" means a consultant, advisor, Trustee or other person providing services to the Company, who is not an employee of the Company or a Committee member.

        (h) "Officer" means the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and any other person who is an officer of the Company within the meaning of Chapter 17, Section 240.16a-1(f) of the Code of Federal Regulations.

        (i) "Participant" means an Officer or Key Person to whom Shares have been granted, or the beneficiary of such a person who has died.

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        (j)  "Plan"  means the Hospitality Properties Trust 1995 Incentive
Share Award Plan, as amended from time to time.

        (k) "Retainer Date" means the date in each year on which the Company pays the annual fee to the Trustees.

        (l)  "Section VIII Grant" means a grant of Shares made pursuant to
Section VIII of the Plan.

        (m) "Share Agreement" means an agreement between the Company and a Participant regarding Shares issued to the Participant pursuant to the Plan.

        (n) "Shares" means the Company's Common Shares of Beneficial Interest, par value $.01 per share.


                       III.  SHARES SUBJECT TO THE PLAN

        Subject to the provisions of Article VII, the total number of Shares which may be granted under the Plan is one hundred thousand (100,000) Shares, from either authorized and unissued or treasury Shares. A holder of Shares granted under the Plan shall have all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. Certificates representing Shares shall be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Securities Act of 1933 and the applicable Share Agreement, if any, and if the Committee so determines, the holder may be required to deposit the certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank.


                        IV. METHOD OF GRANTING SHARES

        Subject to Section VIII, grants of Shares to any person shall be made by action of the Board. Grants of Shares to Independent Trustees shall be made solely as provided in Section VIII. Grants of Shares to any person who is not an Independent Trustee shall be made solely in accordance with the instructions of the Committee as to the selection of persons to whom Shares are to be granted, the amount and timing of each such grant, and the extent, if any, to which vesting restrictions or other conditions shall apply to the granted Shares. If a person to whom such a grant of Shares has been made fails to execute and deliver to the Company a Share Agreement within ten (10) days after it is submitted to him, the grant of Shares under the agreement may be cancelled by the Company at its option without further notice to the Participant.


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                        V.  ADMINISTRATION OF THE PLAN

        The Plan shall be administered by a committee appointed by the Board to administer the Plan, composed of two or more Independent Trustees who, during the period of 12 months ending on the earliest date after the commencement of their membership on the Committee on which the grant of Shares to a Trustee or an Officer or advisor is considered by the Committee, have not received any grant or award of an equity security of the Company pursuant to the Plan or any other plan of the Company or any affiliate of the Company, other than a Section VIII Grant. The Board may remove a member of the Committee at any time for any reason or no reason, and a member of the Committee may resign at any time upon 30 days' advance notice in writing delivered to the Secretary of the Company. The Board may appoint another Trustee to replace any member of the Committee who is removed or resigns or ceases for any reason to be a Trustee. All questions of interpretation and application of the Plan and of grants of Shares to persons other than Committee members shall be determined by the Committee, and its determination shall be final and binding upon all persons, including the Company and all Participants. All questions of interpretation and application of Section VIII of the Plan shall be determined by the members of the Board other than Committee members. Without limiting the generality of the foregoing, the Committee is authorized to adopt and approve from time to time the forms and, subject to the terms of the Plan, the terms and conditions of any Share Agreement.


                            VI.  ELIGIBLE PERSONS

        The persons eligible to receive grants of Shares, other than Section VIII Grants, shall be those persons selected by the Committee from among the Key Persons and Officers of the Company who make significant contributions to the financial success of the Company. Section VIII Grants shall be made solely in accordance with Section VIII.


                      VII.  CHANGES IN CAPITAL STRUCTURE

        In the event that the outstanding Shares are hereafter changed for a different number or kind of Shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in Shares or other securities, a corresponding adjustment shall be made in the number and kind of Shares or other securities covered by outstanding grants of Shares, and for which Shares may be granted under the Plan.


                    VIII.  GRANTS TO INDEPENDENT TRUSTEES

        In consideration of past service as an Independent Trustee and as part of each Independent Trustee's annual fee, the Company hereby grants three hundred (300) Shares, as of each December 31, beginning with December 31, 1996, to each person serving on the Retainer Date as an Independent Trustee.

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                 IX.  EFFECTIVE DATE, DURATION, AMENDMENT AND
                             TERMINATION OF PLAN

        The Plan shall be effective as of closing date of the Company's initial public offering of Shares. Shares may be granted under the Plan from time to time until the close of business on December 31, 2005. The Board hereafter may at any time amend the Plan; provided, however, that without approval of the Company's shareholders there shall be no: (i) increase in the total number of shares covered by the Plan, except by operation of the provisions of Article VII; (ii) change in the class of persons eligible to receive Shares; or (iii) material increase of the obligations of the Company or rights of any Participant under the Plan; and, provided, further, that Section VIII may not be amended more frequently than once in any period of six months. The Plan may be terminated at any time by action of the Board.


                              X.  MISCELLANEOUS

        A. Nonassignability of Shares. Shares subject to a Share Agreement shall not be assignable or transferable by a Participant except in accordance with the terms of the applicable Share Agreement, and by will or the laws of descent and distribution.

        B.   No Guarantee of Employment   A Share Agreement shall not give an
employee the right to continue in the employment of the Company, or give the Company the right to require an employee to continue in employment.

        C. Tax Withholding. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by a Participant who is an employee of the Company by reason of a grant of Shares, and as a condition to the receipt of any grant such a Participant shall agree that if the amount payable to him by the Company in the ordinary course is insufficient to pay such taxes, he shall upon request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.